Exhibit B-32

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/17/1998
                                                             981060067 - 2610918



                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                   SOUTHERN INFORMATION HOLDING COMPANY, INC.


          Southern Information Holding Company, Inc., a company organized and existing under and by virtue of the General Corporation Law of the State of Delaware(the "Corporation"), hereby certifies:

                                       I.

          The name of the Corporation is hereby changed from SOUTHERN INFORMATION HOLDING COMPANY, INC. to POWERCALL, INC., and to effect such change, the heading and Article I on the Certificate of Incorporation of the Corporation should be amended, insofar as they refer to the name of the Corporation, to read POWERCALL, INC. in lieu of SOUTHERN INFORMATION HOLDING COMPANY, INC.

                                       II.



          The proposed amendment of the Certificate of Incorporation set forth in paragraph I above was adopted by the Board ofDirectors of the Corporation on February 4, 1998, to be effective as ofFebruary 5, 1998.

                                      III.

          That the aforesaid amendment was duty adopted in accordance with the applicable provisions of Sections 242 and 228 ofthe General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, duty authorized officer, has hereunto set his hand the 16th day of February, 1998.


                                                     Sam H.Dabbs,Jr.
                                                  Assistant Secretary